Exhibit 10.2

AMENDMENT TO

TELEFLEX INCORPORATED

2000 STOCK COMPENSATION PLAN

This Amendment (this “Amendment”) to the Teleflex Incorporated 2000 Stock Compensation Plan (the “Plan”) is made effective as of January 1, 2012, pursuant to resolutions of the Board of Directors of Teleflex Incorporated, a Delaware corporation, adopted during a meeting held on December 15, 2011. This Amendment shall be applicable to all awards granted under the Plan on or after January 1, 2012.

1. Section 5 of the Plan, Administration of Plan, is hereby deleted in its entirety and replaced by the following:

5.	Administration of Plan

(a) The Plan shall be administered by a Committee, which shall be composed of at least two directors of the Parent Company appointed by the Board.

(b) The Committee may delegate to a person designated from time to time by the Committee as the Plan Administrator the Committee’s discretion pursuant to Sections 8(b), 8(c), 8(g) and 9(e) of the Plan and the day-to-day administration of the Plan. Such delegation may be revoked at any time.

2. Section 6 of the Plan, Grant of Rights, is hereby deleted in its entirety and replaced by the following:

6.	Grant of Rights

The Board or the Committee may grant (i) Options and Restricted Stock Awards to Eligible Employees and (ii) Nonqualified Stock Options and Restricted Stock Awards to Eligible Directors. To the extent that the Board or the Committee determines it to be desirable to qualify Options and Restricted Stock Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), such awards to “covered employees” (within the meaning of Code Section 162(m)) or to Eligible Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code. Further, to the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the United States Securities Exchange Act of 1934, as amended (“Rule 16b-3”), Options and Restricted Stock Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3. Except to the extent prohibited by applicable law, the Board or a Committee may delegate to a Committee of one or more Eligible Directors or to authorized officers of the Company the power to approve Options and Restricted Stock Awards to persons eligible to receive such awards under the Plan who are not (A) subject to Section 16 of the

Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code. The Board or the Committee may establish any applicable guidelines or limitations upon the exercise of this authority as may be determined in its discretion.

3. The following new Subsection 8(h), Vesting on Retirement, is hereby added to the Plan:

(h) Vesting on Retirement. Except as shall have been determined by the Board or the Committee and specified in the option agreement, in the event that an Eligible Employee who is an Optionee shall cease to have a Relationship with the Company by reason of such Participant’s retirement, any Option which is not fully exercisable shall become ratably exercisable (rounded up or down to the nearest whole Share) based upon the ratio of (1) the number of full months elapsed as of the end of the month in which the Optionee ceases to have a Relationship with the Company by reason of the Optionee’s retirement to (2) the number of full months elapsed since the date the Option was granted; provided, however, that, in the case of a retirement due to voluntary termination of employment, the terms of this Section 8(h) shall not apply with respect to any Option granted less than six (6) months prior to the effective date of such termination of employment.

For the purposes of this Section 8(h) and Section 9(d), “retirement” shall mean, unless the Committee determines otherwise, the voluntary or involuntary termination of employment from the Company by an Eligible Employee who is a Optionee or Participant, respectively, other than a “Termination for Cause,” after attaining age fifty-five (55) and having at least five (5) years of service with the Company, excluding service with a Subsidiary Company prior to the time that such Subsidiary Company became a Subsidiary Company. “Termination for Cause” means, unless otherwise provided in a option agreement or restricted stock award agreement, as applicable, termination of employment on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets of the Company, or the intentional and repeated violation of the written policies or procedures of the Company, provided that, for an Eligible Employee who is party to an individual severance or employment agreement defining Cause, “Cause” shall have the meaning set forth in such agreement except as may be otherwise provided in such agreement. For purposes of this Plan, an Optionee’s or Participant’s termination of employment shall be deemed to be a Termination for Cause if, after the Optionee’s or Participant’s employment has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Board or the Committee, a Termination for Cause. For Plan purposes, a “voluntary” termination of employment is a termination of employment where the Optionee or Participant does not qualify for severance benefits, whether under a severance agreement or the Company’s or any Subsidiary Company’s severance policy, plan or other arrangement.

4. Subsection 9(d) of the Plan, Forfeiture of Shares; Vesting on Disability or Death, is hereby deleted in its entirety and replaced by the following:

(d) Forfeiture of Shares; Vesting on Disability, Death or Retirement.

(i) In the event that a Participant shall cease to have a Relationship with the Company for any reason other than such Participant’s death, disability or retirement, any Shares subject to such Participant’s Restricted Stock Award which theretofore shall not have Vested shall automatically be forfeited by such Participant and revert to and become the property of the Company.

(ii) Except as shall have been determined by the Board or the Committee and specified in the restricted stock award agreement, in the event that a Participant shall cease to have a Relationship with the Company by reason of such Participant’s death or disability, any Shares subject to such Participant’s Restricted Stock Award which theretofore shall not have Vested shall automatically be forfeited by the Participant and revert to and become the property of the Company, except that, if such cessation occurs more than one year after the date of the Award and, under the terms of the Award, not all Shares have yet Vested, there shall be Vested, at a minimum, the portion of the Award comprising such number of whole Shares (rounded up or down to the nearest whole Share) as is proportionate to the ratio of (1) the number of years (which may be a fractional number) elapsed since the Date of Grant of the Award to the date of such cessation to (2) the number of years (which may be a fractional number) constituting the Restriction Period of such Restricted Stock Award.

(iii) Except as shall have been determined by the Board or the Committee and specified in the restricted stock award agreement, in the event that an Eligible Employee who is a Participant shall cease to have a Relationship with the Company by reason of such Participant’s retirement, any Shares subject to such Participant’s Restricted Stock Award which theretofore shall not have Vested shall become ratably Vested (rounded up or down to the nearest whole Share) based upon the ratio of (1) the number of full months of the applicable Restriction Period elapsed as of the end of the month in which the Participant ceases to have a Relationship with the Company by reason of the Participant’s retirement to (2) the number of months constituting the Restriction Period of such Restricted Stock Award; provided, however, that, in the case of a retirement due to voluntary termination of employment, the terms of this Section 9(d)(iii) shall not apply with respect to any Restricted Stock Award granted less than six (6) months prior to the effective date of such termination of employment.

5. All other provisions of the Plan shall remain unchanged.

TELEFLEX INCORPORATED

By:	Laurence G. Miller
Title:	EVP, Chief Admin Officer, GC & Sectary
Date:	March 28, 2012

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